UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2019

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN	56538-0496
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company __

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. __

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its Annual Shareholder Meeting on April 8, 2019. A total of 39,729,708 shares of the Company’s common stock were entitled to vote as of February 15, 2019, the record date for the Annual Meeting, of which 32,543,332 were voted in person or by proxy at the Annual Meeting. The matters voted upon and approved by the Company’s shareholders were:

(1)	the election of three members to the Board of Directors;

(2)	the approval, in a non-binding advisory vote, the compensation provided to the Named Executive Officers as described in the proxy statement; and

(3)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

The following is a summary of the voting results for each matter presented to the shareholders:

Election of Directors:

Director’s Name	Votes For	Votes Withheld	Broker Non-Votes
Steven L. Fritze	23,590,750	437,719	8,514,863
Kathryn O. Johnson	23,594,348	434,121	8,514,863
Timothy J. O’Keefe	23,558,246	470,223	8,514,863

All three directors were elected to serve three-year terms expiring at the time of the 2022 Annual Shareholder Meeting.

Approval of Compensation Provided to the Named Executive Officers as Described in the Proxy Statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
22,625,514	1,037,292	365,663	8,514,863

Ratification of the Appointment of Deloitte & Touche LLP:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,757,048	585,352	199,149	1,783

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: April 9, 2019

By: /s/ Kevin G. Moug Name: Kevin G. Moug Title: Chief Financial Officer

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